SECURITIES PURCHASE
AND SUBSCRIPTION AGREEMENT

This Securities Purchase and Subscription Agreement (the “Agreement”) is dated as of September 7, 2007, among Chase Packaging Corporation, a Texas corporation (the “Company”), and the purchasers identified on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, certain securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Purchasers, severally and not jointly, agree as follows:

ARTICLE I
DEFINITIONS

1.1  Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Business Day” means any day other than Saturday, Sunday, or other day on which the Federal Reserve Bank of New York is closed.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means August 23rd (or as soon thereafter as practicable).

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.10 per share.

“Company Counsel” means Haynes and Boone, LLP, counsel to the Company.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, NASDAQ Global Market, the NASDAQ Capital Market, or the OTC Bulletin Board.

“Excluded Stock” means any of the following:

(i) Units and/or Securities issued or issuable to the current holders of $56,500 of convertible notes owing by the Company (it being understood that, on the Closing, all of such notes will be exchanged by the holders thereof for Units at the face amount of such Notes plus accrued interest - the total amount estimated to be approximately $62,500);

(ii) shares or options or warrants for Common Stock granted to officers, directors, and employees of, and consultants to, the Company pursuant to stock option or purchase plans or other compensatory agreements approved by the Board of Directors;

(iii) shares of Common Stock or Preferred Stock issued in connection with any pro rata stock split, stock dividend, or recapitalization by the Company;

(iv) shares of capital stock, or options or warrants to purchase capital stock, issued in connection with a strategic commercial agreement or commercial relationship as determined by the Company, the primary purpose of which is not to raise capital;

(v) shares of capital stock, or options or warrants to purchase capital stock, issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other corporation or entity, in each case the primary purpose of which is not to raise capital; and

(vi) shares of capital stock issued in a bona-fide underwritten public securities offering with a nationally recognized underwriter with net proceeds of at least $20 Million;

(vii) securities issuable upon conversion or exercise of the securities set forth in paragraphs (i) - (vi) above.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal, or other restriction.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or any court or other federal, state, local, or other governmental authority or other entity of any kind.

“Per Unit Purchase Price” means $150.00.

“Preferred Stock” means the Series A 10% Convertible Preferred Stock of the Company, par value $1.00 per share, stated value $100 per share.

“Proceeding” means an action, claim, suit, investigation, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Securities” means the Preferred Stock, the Shares, and the Warrants.

“Shares” means the shares of Common Stock which are being issued and sold to the Purchasers at the Closing.

“Trading Market” means the OTC Bulletin Board or any other Eligible Market, or any national securities exchange, market, or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Statement of Resolution Establishing Series of Preferred Stock, the Preferred Stock Certificate, the Common Stock Certificate, the Warrant Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issuable :(i) upon conversion of the Preferred Stock; and (ii) upon exercise of the Warrants.

“Unit” means: (i) one share of Preferred Stock, (ii) five hundred (500) Shares, and (iii) five hundred (500) Warrants.

“Warrants” means the five year warrants, each of which is exercisable into one share of the Company’s Common Stock at $0.15 per share.

ARTICLE II
PURCHASE AND SALE

2.1  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, one or more Units (consisting of the Preferred Stock, the Shares, and the Warrants) for the purchase price set forth on Schedule A hereto under the heading “Purchase Price”. The Closing shall take place at the offices of Rumson-Fair Haven Bank and Trust, 636 River Road, Fair Haven, New Jersey 07704 immediately following the execution hereof or at such other location or time as the parties may agree.

2.2  Closing Deliveries.

(a)  At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)  a Preferred Stock Certificate;

(ii)  a Common Stock Certificate for the Shares; and

(iii)  a Warrant Agreement and Certificate.

(b)  At the Closing, each Purchaser shall deliver or cause to be delivered an amount equal to the Per Unit Purchase Price multiplied by the number of Units purchased, in United States dollars and in immediately available funds, by check made payable to “Chase Packaging Corporation” or by wire transfer to the Company’s account at:

Rumson-Fair Haven Bank and Trust Company
636 River Road
Fair Haven, New Jersey 07704
(732) 345-1100
ABA: 021 213 504
Account Name - Chase Packaging Corporation
Account Number - 0223005786
For Benefit of: “Title/Name of Investor”

The total purchase price payable by each Purchaser shall be set forth on Schedule A hereto under the heading “Purchase Price.”

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of the Company.  The Company hereby represents and warrants to each of the Purchasers as follows:

(a)  Subsidiaries.  The Company has no direct or indirect Subsidiaries.

(b)  Organization and Qualification.  The Company is an entity duly organized, validly existing, and in good standing under the laws of the State of Texas, with the requisite power and authority to own and use properties and assets and to carry on business. The Company is not in violation of any of the provisions of its Articles of Incorporation, Bylaws, or other organizational or charter documents.

(c)  Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Company, and no further consent or action is required by the Company, its Board of Directors, or its stockholders. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and, assuming the due authorization, execution, and delivery by the other parties thereto, is, or when delivered in accordance with the terms hereof will, constitute the valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

(d)  No Conflicts.  The execution, delivery, and performance of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or violate any provision of the Company’s Articles of Incorporation, Bylaws, or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation (with or without notice, lapse of time, or both) of, any agreement, credit facility, debt, or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree, or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company is bound or affected.

(e)  Issuance of the Securities.  The Securities (including the Underlying Shares) are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive rights or similar rights of stockholders. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock currently issuable upon conversion of the Preferred Stock and exercise of the Warrants.

(f)  Capitalization.  Of the Company’s total authorized Common Stock of 25,000,000 shares, 8,627,275 shares are currently issued and outstanding. There are no other securities of the Company issued and outstanding. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as explained below in this paragraph (f), there are no outstanding options, warrants, script rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities, rights, or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. There are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders). The issue and sale of the Securities (including the Underlying Shares) will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities. Set forth in Schedule 3.1(f) is a capitalization table showing the Company’s current capitalization and a pro-forma capitalization showing the results of this offering transaction. On the closing of such offering, the current holders of $56,500 of convertible notes owing by the Company to its directors will be exchanged by the holders for 416 additional Units at the face amount of such Notes plus accrued interest (estimated to be a total of approximately $62,500).

(g)  SEC Reports; Financial Statements; Press Releases.  The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date (the foregoing materials [together with any materials filed by the Company under the Exchange Act, whether or not required]) being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Such SEC Reports comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h)  Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports: (i) there has been no event, occurrence, or development that, individually or in the aggregate, has had or that is reasonably likely to result in a material adverse effect on the Company; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than in connection with the proposed private placement offering of the Securities; (iii) the Company has not altered its method of accounting or the identity of its auditors; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed, or made any agreements to purchase or redeem any shares of its capital stock; and (v) the Company has not issued any equity securities to any officer, director, or Affiliate.

(i)  Absence of Litigation.  There is no action, suit, claim, proceeding, inquiry, or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company that is reasonably likely to, individually or in the aggregate, have a material adverse effect on the Company.

(j)  Compliance.  The Company: (i) is not in default under or in violation of (and, to the knowledge of the Company, no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan, or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is not in violation of any order of any court, arbitrator, or governmental body; or (iii) is not in violation of any statute, rule, or regulation of any governmental authority, including without limitation all foreign, federal, state, and local laws relating to taxes, environmental protection, occupational health and safety, product quality, and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or result in a material adverse effect on the Company.

(k)  Shell Corporation.  At the present time, the Company is functioning solely as a shell corporation. It owns no significant assets and is not conducting any business operations. For additional risk factors, see “Risk Factors” contained in the Private Placement Memorandum accompanying this document.

(l)  Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor, or consultant, finder, placement agent, investment banker, bank, or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions.

(m)  Private Placement.  Neither the Company nor any Person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would: (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby; or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation, or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(n)  Listing and Maintenance Requirements.  The Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(o)  Registration Rights.  Other than the Registration Rights Agreement being executed simultaneously herewith, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(p)  Application of Takeover Protections.  There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(q)  Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information (other than the existence of the transactions contemplated by this Agreement, which shall be disclosed in the press release issued pursuant to Section 4.1). The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. To the best of Company’s knowledge, all disclosure materials provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its financial condition, which, under applicable law, rule, or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that: (i) no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2; or (ii) any statement, commitment, or promise to the Company or, to its knowledge, any of its representatives which is or was an inducement to the Company to enter into this Agreement or otherwise.

(r)  Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(s)  Transactions With Affiliates and Employees.  Except as explained in paragraph (f) above, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

(t)  Financial Statement.  Attached hereto as Schedule 3.1(t) is an (unaudited) balance sheet showing a negative net worth of $68,729 and negative working capital of $6,229. The Company has experienced losses for the last five years.

(u)  Sarbanes-Oxley Act.  The Company is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder in effect as of the date of this Agreement, except where such noncompliance could not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company. In the event of the Company’s involvement in an acquisition transaction structured as a reverse triangular merger, the Company (or the surviving entity in the transaction) could be faced with significant additional expenses in order to meet the applicable requirements of the Sarbanes-Oxley Act.

3.2  Representations and Warranties of the Purchasers.  To induce the Company to sell the Securities to the Purchasers, with the intent that such representations and warranties: (a) be relied upon by the Company in determining each Purchaser’s suitability as a purchaser of the Shares; and (b) shall survive the purchase of the Securities, each Purchaser hereby represents and warrants to the Company that:

(a) The undersigned Purchaser hereby adopts, accepts, and agrees, provided this Agreement is accepted by the Company, to be bound by all the terms and provisions of this Agreement and the Registration Rights Agreement, and to perform all obligations and duties therein imposed upon an investor.

(b) The undersigned Purchaser has adequate means of providing for the undersigned’s current needs and possible personal contingencies and has no need now, and anticipates no need in the foreseeable future, to sell the Securities for which the undersigned hereby subscribes. The undersigned has carefully evaluated the financial resources and investment position of the undersigned and the risks associated with an investment in the Company and is able to bear the economic risks of this investment and consequently, without limiting the generality of the foregoing, the undersigned is able to hold the Securities for an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment of the undersigned in the Company in the event such loss should occur.

(c) The undersigned Purchaser, either alone or with the personal representative(s) of the undersigned, is sophisticated and has such knowledge and experience in financial, business, and investment matters as to be capable of evaluating the merits and risks of an investment in the Company. In addition, the undersigned represents and warrants that, on the basis of the business and financial experience of the undersigned, the undersigned has acquired the capacity to protect the undersigned’s own interest in investments of this nature. The undersigned recognizes that the investment of the undersigned in the Company involves a high degree of risk. The undersigned further understands that an investment in the Company is highly speculative and is not suitable for investors who cannot afford to lose all of their investment. The undersigned is familiar with the nature of, and risks attendant to, investments in securities of the type being subscribed for hereby and has determined that the purchase of such securities is consistent with the investment objectives of the undersigned.

(d) The undersigned Purchaser is acquiring the Securities for the undersigned’s own account for investment and not with a view to, or for resale in connection with, any distribution of the Securities except in compliance with applicable Securities Laws.

(e) The undersigned Purchaser has not offered or sold any portion of the Securities and has no present intention of dividing the Securities with others or of selling, distributing, or otherwise disposing of any portion of the Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance except in compliance with applicable Securities laws.

(f) The undersigned Purchaser is aware that the undersigned must bear the economic risk of this investment in the Company for an indefinite period of time because the Securities have not been registered under the Securities Act, or under the Securities laws of any states and, therefore, such Securities cannot be sold unless they are subsequently registered under the Securities Act and any applicable state Securities laws or an exemption from registration is available. Further, the undersigned understands that only the Company can take action so as to register the Securities on behalf of the Company, and except as set forth in the Registration Rights Agreement, the Company has no other obligations to do so. The undersigned understands that neither the Securities and Exchange Commission nor the Securities Administrator of any state has made any finding or determination relating to the fairness or desirability of an investment in the Company and that the Securities have not been approved or disapproved by the Securities and Exchange Commission or by any other federal or state agency, and no such agency has passed on the accuracy or adequacy of this Agreement or the Private Placement Memorandum.

(g) The undersigned Purchaser understands and agrees that the undersigned cannot sell, transfer, or otherwise dispose of any of the Securities pursuant to a resale registration statement unless, prior to consummation of such transaction, the undersigned acknowledges and agrees that the Securities will not be transferred on the books of the Company unless the certificate or certificates evidencing such Securities, when submitted to the transfer agent, is accompanied by a separate certificate executed by an officer of, or other person duly authorized by, the undersigned to the effect that the Securities have been sold in accordance with the resale registration statement, and the undersigned has delivered a current prospectus in accordance with applicable Securities laws.

(h) The undersigned Purchaser understands and agrees that the undersigned cannot sell, transfer, or otherwise dispose of any of the Securities received pursuant to this Agreement in a transaction not subject to the registration requirements of the Securities Act and in accordance with applicable State Securities Laws unless, prior to consummation of such transaction, the undersigned delivers to the Company an opinion of counsel satisfactory to the Company that the transaction contemplated by the undersigned would not violate the Securities Act or any applicable State Securities Laws. In addition, the undersigned acknowledges that there can be no assurance that the undersigned will be able to sell or dispose of the Securities at any point in the future.

(i) The undersigned Purchaser has received a copy of the Private Placement Memorandum and has read it carefully and is fully familiar with the contents, has had the opportunity to obtain any additional information necessary to verify the accuracy of the information, and has been given the opportunity to meet with the Company and to have the Company answer any questions regarding the terms and conditions of an investment in the Company, and all such questions have been answered to the full satisfaction of the undersigned. The undersigned further acknowledges that the Company has made available to the undersigned the opportunity to obtain additional information to evaluate the merits and risks of this investment.

(j) The undersigned Purchaser confirms that the Securities were not offered to the undersigned by any means of general solicitation or advertising, and the undersigned has received no representations from the Company or any employees, attorneys or agents, other than those contained in this Agreement. The undersigned has made such independent investigation that the undersigned deemed necessary for the purpose of making a decision to invest in the Company. In making a decision to purchase the Securities, the undersigned has relied solely upon the undersigned’s review of the Private Placement Memorandum and independent investigations made by the undersigned without assistance of the Company, and the undersigned confirms that all documents, records, and books pertaining to this proposed investment have been made available to the undersigned.

(k) The undersigned Purchaser has been advised to consult with the undersigned’s own attorney regarding legal matters concerning the Company, an investment in the Company, and to consult with the undersigned’s tax advisor regarding the state and federal tax consequences of acquiring the Securities.

(l) The decision to invest, and the execution and delivery of this Agreement and the Registration Rights Agreement, have been duly authorized by the undersigned, and the person executing this Agreement and the Registration Rights Agreement on behalf of the undersigned has all right, power, and authority, in his, her, or its capacity as an officer, general partner, trustee, executor, or other representative of the undersigned, as the case may be, to execute and deliver this Agreement and the Registration Rights Agreement on behalf of the undersigned.

(m) The undersigned Purchaser is a bona fide resident of, and maintains domicile in, the state set forth on the signature page hereof.

(n) The undersigned Purchaser has listed all the beneficial owners and relevant contact information of the beneficial owners of such entity on Schedule 3.2 to this Agreement.

(o) This Agreement and the Registration Rights Agreement constitute legal, valid, and binding obligations of the undersigned, enforceable against the undersigned in accordance with their terms, and the execution, delivery, and performance of this Agreement and the Registration Rights Agreement, and the fulfillment and compliance with their respective terms, do not and will not conflict with, violate, or cause a breach of the terms, conditions, or provisions of the undersigned’s charter documents, any agreement, non-compete provision, contract, or instrument to which the undersigned is a party or any judgment, order, or decree to which the undersigned is subject.

(p) The undersigned Purchaser acknowledges that the information provided to the undersigned in connection with the investment of the undersigned in the Company is confidential and non-public, and the undersigned agrees that all such information shall be kept in confidence and neither used by the undersigned to the personal benefit of the undersigned (other than in connection with this Agreement) nor disclosed to any third party for any reason; provided, however, that this obligation shall not apply to any such information which: (1) is or becomes part of the public knowledge or literature and readily accessible (except as a result of violation of any confidentiality agreements); or (2) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements).

(q) No one acting on behalf of the Company has made any representations, warranties, or agreements to or with the undersigned with respect to the purchase of the Securities, except as described in this Agreement and the Private Placement Memorandum.

(r) The undersigned Purchaser represents that the funds provided for this investment are either separate property of the undersigned, community property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the right of management.

(s) The undersigned Purchaser is an “eligible purchaser,” meaning that the undersigned is an “accredited investor,” as defined in Regulation D promulgated under the Securities Act.

(t) The undersigned Purchaser hereby represents and warrants that the undersigned can bear the economic risk attendant to the purchase of the Securities subscribed, including the total loss of the investment of the undersigned.

3.3  Schedules.  For purposes of the Transaction Documents, disclosure of information in the Schedules, regardless of section references or headings, shall automatically constitute disclosure where such disclosure is applicable or may be necessary.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1  Securities Laws Disclosure; Publicity.  The Company shall, on or before 8:30 a.m., New York City time on the first Business Day following the Closing Date, issue a Press Release acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby. Prior to the second Business Day after the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the form of the Securities in the manner required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Purchasers promptly after filing.

4.2  Use of Proceeds.  The Company will utilize the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes. The Company’s Directors plan to actively seek interested merger partners to allow the utilization of the Company’s public company status. Although Sarbanes-Oxley provisions have made public ownership less desirable and more expensive, there appears to be a significant group of domestic and foreign companies that would like to merge their business with a US traded shell. No assurance can be given that the Directors will be successful in their endeavors to merge with an independent company on terms favorable to all shareholders. If a minimum of $1,000,000 gross proceeds from the sale of the Units have not been received by 5:00 p.m. on September 15, 2007, no Units will be issued and all proceeds of this offering will be returned to the Purchasers without interest.

4.3  Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities (including the Underlying Shares) will result in dilution of the outstanding shares of Common Stock, which dilution will be substantial (see Schedule 3.1(f)). The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities (including the Underlying Shares) pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay, or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Purchaser. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and agreed by the Company: (i) that none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that future open market or other transactions by any Purchaser, including short sales, and specifically including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly traded securities; (iii) that any Purchaser, and counter parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock; and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter party in any “derivative” transaction.

ARTICLE V
CONDITIONS

5.1  Conditions Precedent to the Obligations of the Purchasers.  The obligation of each Purchaser to acquire Securities at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

(a)  Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)  Performance.  The Company and each other Purchaser shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the Transaction Documents to be performed, satisfied, or complied with by it at or prior to the Closing;

(c)  No Injunction.  No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)  Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would be expected to have or result in a material adverse effect upon the Company; and

(e)  No Suspensions of Trading in Common Stock; Listing.  Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on an Eligible Market;

5.2  Conditions Precedent to the Obligations of the Company.  The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)  Representations and Warranties.  The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)  Performance.  The Purchasers shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the Transaction Documents to be performed, satisfied, or complied with by the Purchasers at or prior to the Closing; and

(c)  No Injunction.  No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

The Securities being sold hereunder are being offered and sold by the Company through and by means of a Private Placement Memorandum. In connection with that offering, each Purchaser will enter into a Registration Rights Agreement of even date herewith with the Company providing for each Purchaser to have certain SEC registration rights for the Securities. With regard to such SEC registration rights, reference is hereby made to such Registration Rights Agreement, all of the provisions of which are herein incorporated by reference.

ARTICLE VI
MISCELLANEOUS

6.1  Entire Agreement.  The Transaction Documents, together with the Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchasers such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.2  Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day; (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day; (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service; or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

6.3  Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers holding a majority of the Securities or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition, or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.4  Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.5  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers.” Notwithstanding anything to the contrary herein, Securities may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

6.6  No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.7  Governing Law; Venue; Waiver Of Jury Trial.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT, AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND PURCHASERS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION, OR PROCEEDING BROUGHT BY THE COMPANY OR ANY PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION, OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION, OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND PURCHASERS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

6.8  Survival.  The representations, warranties, agreements, and covenants contained herein shall survive the Closing and the delivery and/or exercise of the Securities, as applicable.

6.9  Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.10  Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.11  Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen, or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft, or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

6.12  Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.13  Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements, or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise), or prospects of the Company which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements, or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. The Company hereby confirms that it understands that the Purchasers are not acting as a “group” as that term is used in Section 13(d) of the Exchange Act. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making his, her, or its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring his, her, or its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce his, her, or its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Chase Packaging Corporation

By:	/s/ Herbert M. Gardner
Herbert M. Gardner
Vice President

Address for Notice:
636 River Road
Fair Haven, New Jersey 07704
Facsimile No.: (732) 741-1500
Telephone No.: (732) 741-1925

With a copy to:
Haynes and Boone, LLP
201 Main Street, Suite 2200
Fort Worth, TX 76102
Facsimile No.: 817.347.2384
Telephone No.: 817.347.6611
Attn: Rice M. Tilley, Jr., Esq.

(Name of Purchaser)

By: Name: Title:

Address for Notice:

Facsimile No.:
Telephone No.:
Attn:

Schedule A

Purchasers	Units	Preferred Stock	Common Stock	Warrants	Purchase Price
Nicholas A Baker III	170	170	85,000	85,000	$25,500.00
TD Ameritrade Clearing, Inc. Cust FBO William J Barrett, Jr. IRA Rollover	334	334	167,000	167,000	$50,100.00
Sara Barrett	334	334	167,000	167,000	$50,100.00
William J. Barrett	1,667	1,667	833,500	833,500	$250,050.00
TD Ameritrade Clearing, Inc. Cust FBO William R. Cast IRA	300	300	150,000	150,000	$45,000.00
TD Ameritrade Clearing, Inc. Cust FBO Donald E Cutler IRA Rollover	334	334	167,000	167,000	$50,100.00
Robert Deputy	600	600	300,000	300,000	$90,000.00
Edward L. Flynn	334	334	167,000	167,000	$50,100.00
Leona T. Flynn	334	334	167,000	167,000	$50,100.00
Arthur J Gajarsa	340	340	170,000	170,000	$51,000.00
CGMI IRA Cust FBO Arthur J Gajarsa	667	667	333,500	333,500	$100,050.00
David S. Gardner	500	500	250,000	250,000	$75,000.00
Elizabeth R. Gardner	167	167	83,500	83,500	$25,050.00
Herbert M. Gardner	567	567	283,500	283,500	$85,050.00
Janney Montgomery Scott LLC Cust FBO Herbert M. Gardner Keogh	533	533	266,500	266,500	$79,950.00
Mary Gardner	167	167	83,500	83,500	$25,050.00
Peter H. Gardner and Linda Gardner	67	67	33,500	33,500	$10,050.00
Stuart M. Gerson & Pamela E. Somers, JTWROS	333	333	166,500	166,500	$49,950.00
TD Ameritrade Clearing, Inc. Cust FBO Ann C W Green IRA	225	225	112,500	112,500	$33,750.00
Tammy Klein	667	667	333,500	333,500	$100,050.00
Richard Leibner	666	666	333,000	333,000	$99,900.00
William D. Marohn	235	235	117,500	117,500	$35,250.00
Allen T. McInnes	1,376	1,376	688,000	688,000	$206,400.00
Pershing, LLC IRA FBO C Richard Stafford	1,000	1,000	500,000	500,000	$150,000.00
First Clearing Corp Cust William Sutherland R/O IRA	350	350	175,000	175,000	$52,500.00
TD Ameritrade Clearing Inc. Cust FBO Sidney Todres IRA	400	400	200,000	200,000	$60,000.00
Esther K. Zyskind	667	667	333,500	333,500	$100,050.00
TOTALS	13,334	13,334	6,667,000	6,667,000	$2,000,100.00

Schedule 3.1(f)

Capitalization	June 30, 2007
	Current		Pro Forma (1)
Convertible Notes	$56,500	(2)	$-0-
Preferred 10% Series A - Shares	-0-		13,750	(2)(3)
Common Stock - Shares	8,627,275		15,502,275	(2)(4)
(6,667,000 to be sold)
5-Year Warrants	-0-		6,875,000

(1)	Assumes sale of all 13,334 Units
(2)	Convertible notes, estimated at $62,500 (including accrued interest) representing debt currently owing by the Company to its directors and an officer will be exchanged for an additional 416 Units.
(3)	Convertible into 13,750,000 shares of Common Stock
(4)	Total fully diluted Common Stock will be 29,252,275 shares prior to warrant exercise and no dividend payments in kind

Schedule 3.1(t)
Unaudited Pro-Forma Condensed Balance Sheet

Assets	June 30, 2007
	Unaudited	Pro-Forma(1)
Current Assets
Cash and cash equivalents	$512	$1,960,612	(1)
Total Assets	$512	$1,960,612

Liabilities and Shareholders’ Equity (Deficit)

Current Liabilities
Accrued expenses	$6,741	$6,741
Total Current Liabilities	6,741	6,741
Convertible notes payable (including estimated accrued and unpaid interest of approx. $6,000)	62,500	—
Shareholders’ Equity (Deficit)	(68,729)	1,953,871	(2)

Total Liabilities and Shareholders’ Equity (Deficit)	$512	$1,960,612

(1) Reflects the sale of $2,000,100 of Units net of estimated offering expenses of $40,000. Net Proceeds to be initially invested in short term U.S. Treasury Securities and used for working capital and general corporate purposes. Approximately $62,500 of debt of the Company will be exchanged for 416 Units.
(2) Does not reflect valuation for warrants issued and possible beneficial conversion feature of Preferred Stock.

Schedule 3.2

NAME OF PURCHASER	NAME OF BENEFICIAL OWNERS	CONTACT INFORMATION FOR BENEFICIAL OWNERS